UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): May 22, 2006


                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)



          New York                      1-7657                 13-4922250
-----------------------------  ------------------------    ------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation                                      Identification No.)
     or organization)


       200 Vesey Street, World Financial Center
                  New York, New York                             10285
       ----------------------------------------               ----------
       (Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

                                     None
              ---------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 22, 2006, American Express Company (the "Company") issued a press release announcing an increase in the quarterly dividend on its common stock from $0.12 per share to $0.15 per share and the authorization to repurchase up to an additional 200 million shares of its common stock under the Company's share repurchase program. Such press release is attached as Exhibit 99.1 and is incorporated by reference herein.


Exhibit

99.1 Press release of American Express Company, dated May 22, 2006, announcing an increase in the quarterly dividend on its common stock and the authorization to repurchase up to an additional 200 million shares of its common stock under the Company's share repurchase program.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN EXPRESS COMPANY
                                       (REGISTRANT)

                                       By /s/  Stephen P. Norman
                                          --------------------------
                                          Name:  Stephen P. Norman
                                          Title: Secretary

DATE:   May 22, 2006

                                 EXHIBIT INDEX

Item No.                          Description
--------                          -----------

99.1 Press release of American Express Company, dated May 22, 2006, announcing an increase in the quarterly dividend on its common stock and the authorization to repurchase up to an additional 200 million shares of its common stock under the Company's share repurchase program.